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                                                                  EXHIBIT 10.116

[CORAM HEALTHCARE LOGO]

                                                       1675 Broadway
                                                       Suite 900
                                                       Denver,Colorado 80202
                                                       303-292-4973/800 CORAM HC
                                                       303-298-0043 FAX
                                                       www.coramhc.com

                                  March 2, 2004

Barry Hartzell President
Executive Round Table
483 Godshall Road
Souderton, PA  18964

                  Re:      CORAM Healthcare Corp.

Dear Barry:

         This letter agreement ("Agreement") will serve as the contract between Concord Group, Inc. d/b/a Executive Round Table ("Advisor") and me, solely in my capacity as the Chapter 11 Trustee (the "Trustee") for Coram Healthcare Corporation ("Coram" or the "Company"), relating to the advisory services that Advisor will perform in connection with the Trustee's role on the Company's audit committee. Advisor shall serve the Trustee only in the capacity as an Advisor and shall not sit on the Company's audit committee. In connection with the services to be performed (as discussed below), and prior to any compensation being paid hereunder, Advisor shall execute, and the Trustee shall cause to be filed with the United States Bankruptcy Court for the District of Delaware, a Certificate of Disinterestedness.

         Advisor acknowledges and represents that he has been advised of the financial expert criteria relating to audit committees, as outlined in recent SEC regulations, and that he meets such criteria. As advisor to the Trustee, Advisor shall review drafts of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and any related materials, and be available to consult with the Trustee to facilitate the completion of the Trustee's audit committee duties and obligations with respect to the Company's Form 10-K in accordance with the Audit Committee Guidelines, a copy of which has been provided to you (the "Advisory Services"). Without limiting the foregoing, the Advisory Services may include, as required, a review and analysis of, discussions with the management and independent auditors of the Company on, and advising the Trustee with respect to, the following: (i) the annual audited financial statements, (ii) disclosures made in management's discussion and analysis, (iii) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including changes in the accounting principles and adequacy of internal controls, (iv) effects of regulatory and accounting initiatives as well as off-balance sheet structures on the financial statements, (v) matters relating to the conduct of the audit, (vi) reports from the auditors, (vii) certifications of management, and (viii) disclosure control policies and procedures of the company.

         The Trustee shall cause the Company to pay Advisor ten thousand dollars ($10,000.00) for up to the first fifty (50) hours in which the Advisor performs the Advisory Services. Thereafter, the Trustee shall cause the Company to pay the Advisor two hundred dollars ($200.00) per hour for each hour of Advisory Services performed beyond fifty (50)

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Barry Hartzell, President
March 2, 2004
Page 2

hours; provided, however, that Advisor shall not perform more than seventy-five
(75) hours of Advisory Services and the aggregate fees that Advisor may earn under this Agreement shall not exceed fifteen thousand dollars ($15,000.00), unless requested in writing by the Trustee. Advisor shall maintain detailed time records indicating (i) the number of hours worked, and (ii) a sufficient description of the task(s) performed.

         Upon the Trustee's request, Advisor will perform Advisory Services at the rate of $200.00 per hour in connection with the Company's quarterly reports on Form 10-Q throughout the year. Any additional Advisory Services beyond those described in this Agreement shall be as mutually agreed upon in writing between Advisor and the Trustee from time to time.

         In addition to the compensation outlined above, the Trustee shall cause the Company to reimburse Advisor for all reasonable and documented out-of-pocket expenses incurred by Advisor during the term of this Agreement and in connection with the conduct of Advisor's duties under this Agreement.

         Kindly indicate your acceptance of the foregoing by executing and returning the enclosed copy of this letter.

                                         Sincerely,

                                         By: /s/ Arlin M. Adams
                                             -----------------------------------
                                         Arlin M. Adams, Chapter 11 Trustee
                                         Coram Healthcare Corporation

ACCEPTED AND AGREED TO:

CONCORD GROUP, INC. d/b/a
EXECUTIVE ROUND TABLE

By: /s/ Barry Hartzell
    -------------------------
    Barry Hartzell, President